UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2010
_______________________________________________________________

HOME TOUCH HOLDING COMPANY
(Exact name of registrant as specified in its charter)

NEVADA	333-158713	26-4309660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

703 Liven House, 61-63 King Yip Street,
Kwun Tong, Hong Kong
 (Address of principal executive offices) (Zip Code)

+852 2111 0121
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 15, 2010, Home Touch Holding Company, a Nevada corporation (the “Company”) consummated the sale to 18 accredited investors of an aggregate of 80,000,000 shares of its common stock, par value $0.001 (the “Shares”), at a per share price of $0.01, or $800,000 in the aggregate, in accordance with the terms and conditions of certain subscription agreements made with such investors (the “Subscription Agreements”).   The Subscription Agreements contain terms and conditions that are normal and customary for a transaction of this type.  The Company expects to receive net proceeds of approximately $795,000 from the sale of the Shares and will use the net proceeds for general corporate purposes.  The Shares were sold pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended and Regulation D promulgated thereunder.

The foregoing description of the form of Subscription Agreements is qualified in its entirety by reference thereto, which is filed as Exhibit 10.1 to this Current Report, respectively, and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the unregistered sale of equity securities is incorporated by reference into this Item 3.02.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2010, David Ng and Stella Wai Yau resigned from their positions as President and Chief Executive Officer of the Company, and as Chief Financial Officer, Chief Operating Officer and Secretary of the Company.  Their resignations were not the result of any disagreement with the Company.  Mr. Ng and Ms. Yau remain on our board of directors.

Effective November 15, 2010, the following individuals were appointed to serve as executive officers of the Company as set forth next to his or her name until his or her successor(s) shall be duly elected or appointed, unless he or she resigns, is removed from office or is otherwise disqualified from serving as an officer of the Company:

Name	Office
Weng Kung Wong	Chief Executive Officer
Liong Tat Teh	Chief Financial Officer
Sek Fong Wong	Secretary

The officers do not currently receive compensation in connection with his or her service as executive officers.  The Company anticipates entering into compensation arrangements with these officers in the future upon mutually agreeable terms.

On November 15, 2010, Weng Kung Wong, Liong Tat Teh and Sek Fong Wong were further appointed to serve on our board of directors until his or her successor(s) shall be duly elected or appointed, unless he or she resigns, is removed from office or is otherwise disqualified from serving as a director of the Company.  After the appointment of Messrs. Wong and Teh and Ms. Wong to our board of directors, our board of directors will be comprised of five members.

Weng Kung Wong, age 38, is the Founder, Executive Director and the Chief Executive Officer of Mobile Wallet Sdn. Bhd., MWSB, one of the first Malaysian m-commerce companies, which was established in 2004.  Prior to founding MWSB, Mr. Wong served as an Agency Unit Manager of MAA Insurance from April, 2001 to November, 2003.  From January, 2000 to April, 2001, he was the Marketing Director of Spider Holding Sdn Bhd, an herb products distribution company.  Mr. Wong began his professional career in 1995 with Forever Living Products, a health products multilevel marketing company, where he spent four years in positions of accelerating responsibility in the areas of business development and marketing.  Mr. Wong obtained bachelors degree in Management Information Systems from the National Central University of Taiwan in 1995.

Liong Tat Teh, age 51, has more than 27 years’ of professional accounting and financial experience.  Mr. Teh is currently the Financial Controller of MW Group.  Prior to joining MW Group in February, 2008, Mr. Teh served as the Financial Controller of Ikhmas Jaya Sdn Bhd, a construction and civil engineering company, from February, 1995 to January, 2008.  From June, 1993 to February, 1995, Mr. Teh was a Group Accountant of Mitrajaya Holding Bhd., a construction engineering company.  Prior to joining Mitrajaya Holding Bhd., Mr. Teh was a Finance Manager for Vorwerk (M) Sdn Bhd, a Malaysian subsidiary of Vorwerk International based in Germany, a distributor of household appliances, from December, 1992 to June, 1993.  From March, 1989 to December, 1992, Mr. Teh worked as Accountant at Tasima Footwear Sdn Bhd.  Mr. Teh graduated from Kolej Tunku Abdul Rahman Malaysia in 1983 with a Diploma in Cost and Management Accounting, and attained a fellowship at the Chartered Institute of Management Accountants of United Kingdom.  Mr. Teh has been a Chartered Accountant registered with Malaysian Institute of Accountants since 1995.

Sek Fong Wong, age 32, is currently the Assistant Administration Manager of MWPAY Sdn Bhd, the marketing and distribution arm of Mobile Wallet Group.  Prior to joining MWPAY, Ms. Wong served as the Personal Assistant of Bioworld Resource Sdn Bhd, a multilevel marketing arm of CEEBEE Groups of companies, promoting health food from September, 2005 to April, 2008.  From August, 2000 to September, 2005, Ms. Wong was actively involved in Gerakan Belia Bersatu Malaysia (GBBM), a youth movement NGO.  She is a Central Committee Member of GBBM and represents the country of Malaysia in various conferences and activities located in Malaysia and elsewhere.  Miss Wong received a bachelors degree in Chemistry and Biology from Kolej Tunku Abdul Rahman Malaysia in 2000.

None of the foregoing directors has a direct family relationship any of the Company’s directors or executive officers, or any person nominated or chosen by the Company to become a director or executive officer.

The directors will not receive compensation in connection with his or her service on our Board of Directors.  The Company currently does not have a standing audit, nominating or compensation committee of the board of directors, or any committee performing similar functions.  We expect these directors to serve on one or more of these committees upon formation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOME TOUCH HOLDING COMPANY
Dated: November 15, 2010

	By:	/s/ David Gunawan Ng
David Gunawan Ng
Chairman and Chief Executive Officer